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                                                                  Exhibit 4.12


                              KANEB SERVICES, INC.
                           1994 STOCK INCENTIVE PLAN


PURPOSE

     This plan is intended to assist the Company in recruiting and retaining employees with ability and initiative by enabling employees to participate in its future success and to associate their interests with those of the Company and its shareholders. The plan is intended to permit the grant of SARs, and the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying. No option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE I

DEFINITIONS

1.01 "Agreement" means a written agreement (including any amendment or
     supplement thereto) between   the Company and a Participant specifying the
     terms and conditions under which an Option or   SAR is granted to such
     Participant.
1.02 "Board" means the Board of Directors of the Company.
1.03 "Code" means the Internal Revenue Code of 1986, and any amendments thereto.
1.04 "Committee" means the Compensation Committee of the Board appointed to administer the Plan.
1.05 "Common Stock" means the Common Stock, without par value, of the Company.
1.06 "Company" means Kaneb Services, Inc., a Delaware corporation.
1.07 "Corresponding SAR" means an SAR that is granted in relation to a particular Option and that can be exercised only upon surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
1.08 "Date of Exercise" means (i) with respect to a particular Option, the date that the Option price is received by the Company and (ii) with respect to an SAR, the date that the notice of exercise is received by the Company.
1.09 "Fair Market Value" means, on any given date, the closing price of the Common Stock. If the Common Stock was not traded on such date, then the "Fair Market Value" is determined with reference to the preceding day that the Common Stock was so traded.
1.10 "Initial Value" means with respect of an SAR, the Fair Market Value of one share of Common Stock on the date of grant, as set forth in the Agreement.
1.11 "Option" means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.
1.12 "Participant" means an employee of the Company or an Affiliate, including an employee who is a member of the Board, who satisfies the requirements of
     Article III and is selected by the Committee to receive an Option, an SAR, or a combination thereof.
1.13 "Plan" means The Kaneb Services, Inc. 1994 Stock Incentive Plan.
1.14 "SAR" means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in the Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, at the election of the Committee, payable in cash or the equivalent value in Common Stock, of the Fair Market Value on the Date of Exercise over the Initial Value. References to "SARs" include both Corresponding SARS and SARs granted independently of Options unless the context requires otherwise.
1.15 "Subsidiary" means any "subsidiary corporation" as such term is defined in
     Section 424 of the Code.
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ARTICLE II

ADMINISTRATION

     Except as provided in this Article II, the Plan shall be administered by the Committee. The Committee shall have the authority to grant Options and SARs upon such terms (not inconsistent with this Plan) as the Committee shall consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, or SAR award. All expenses of administering this Plan shall be borne by the Company.

     The Committee, in its discretion, may delegate to one or more officers of the Company, all or part of the Committee's authority and duties with respect to Participants who are not subject to reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as in effect from time to time.

     In the event of such delegation, references in the Plan to the Committee shall be encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the Committee's delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

ARTICLE III

ELIGIBILITY

3.01 General.  Any employee of the Company or of any Subsidiary (including any
     -------
corporation that becomes a Subsidiary after the adoption of this Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or a Subsidiary. Any such employee may be granted one or more Options, SARs, or Options and SARs. A Director of the Company who is an employee of the Company or a Subsidiary may be granted Options or SARs under this Plan.

3.02 Grants.  The Committee will designate individuals to whom Options and SARs
     ------
are to be granted and will specify the number of shares of Common Stock subject to each award or grant. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. All Options and SARs granted, under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt. The Committee may substitute new Options or SARs for previously granted Options or SARs including those previously granted having higher exercise prices. The Committee may also substitute new SARs for previously granted Options or new Options for previously granted SARs including those SARs or Options theretofore granted having higher exercise prices. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of the Company and its Subsidiaries) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an option is granted) exceeding $100,000. The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

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ARTICLE IV

STOCK SUBJECT TO PLAN

4.01 Source of Shares.  Upon the exercise of any Options or SARs, the Company
     ----------------
may issue authorized but unissued Common Stock or Common Stock held by the Company in its Treasury for delivery to the Participant (or to the Participant's broker if the Participant so directs).

4.02 Maximum Number of Shares.  The maximum aggregate number of shares of Common
     -------------------------
Stock that may be utilized pursuant to the exercise of Options and SARs under this Plan is 1,600,000, subject to increases and adjustments as provided in this
Article IV and Article VIII.

4.03 Replenishment.  The maximum number of shares authorized for issuance under
     --------------
this Plan under Section 4.02 shall be increased each year by 5% (the Replenishment Percentage) of the amount, if any, by which the total number of shares of Common Stock outstanding as of the last day of the Company's fiscal year exceeds the total number of shares of Common Stock outstanding as of the first day of such fiscal year. The issuance of shares of Common Stock under this Plan and the application of Article VIII shall be disregarded for purposes of applying the preceding sentence. This section 4.03 shall first apply to the fiscal year beginning on January 1, 1995.

4.04 Incentive Stock Options.  Section 4.02 to the contrary notwithstanding, the
     ------------------------
maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options that are incentive stock options under this Plan is 1,600,000, subject to adjustments as provided in Article VIII.

4.05   Forfeitures.  If an option or SAR is terminated, in whole or in part, for
       ------------
any reason other than its exercise, the number of shares of Common Stock allocated to the Option or SAR or portion thereof may be reallocated to other Options or SARs to be granted under this Plan.

ARTICLE V

OPTION PRICE

     The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option, including an Option that is an incentive stock option, shall not be less than the Fair Market Value on the date the Option is granted.

ARTICLE VI

EXERCISE OF OPTIONS

6.01 Maximum Option or SAR Period.  The maximum period in which an Option or SAR
     -----------------------------
may be exercised shall be determined by the Committee on the date of grant except that no Option that is an incentive stock option and any Corresponding SAR that relates to such Option shall be exercisable after the expiration of 10 years from the date the Option or SAR was granted. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

6.02 Transferability.   Any Option or SAR granted under this Plan shall be
     ----------------
nontransferable except by will or by laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

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

6.03 Employee Status.  For purposes of determining the applicability of Section
     ----------------
422 of the Code (relating to incentive stock options), or in the event that the terms of any Option or SAR provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment. In the absence of terms established in an Option and or SAR Agreement by the Committee, the following shall apply:

     (a) Death.  In the event of death while employed, Options and SARs may be
         ------
exercised for a period of one hundred eighty (180) days after the Participant's death or until the expiration of the Option or SAR (if sooner), to the extent of the shares with respect to which the Option or SAR could have been exercised by the Participant on the date of the Participant's death, by the Participant's estate or personal representative, or by the person who acquired the right to exercise the Option or SAR by bequest or inheritance or by reason of the Participant's death;

     (b) Disability.  In the event of termination of employment as the result of
         -----------
a total and permanent disability (as defined in Section 105(d) (4) of the Code), the Option or SAR may be exercised by the Participant or his guardian for a period of ninety (90) days after the Participant's termination or until expiration of the Option or SAR period (if sooner) to the extent of the shares with respect to which the Option or SAR could have been exercised by the Participant on the date of such termination;

     (c) Termination.  Provided an Option or SAR has been in effect for at least
         ------------
two (2) years, a Participant may exercise such Option or SAR in the event the Company terminates his employment without cause for a period of ninety (90) days
after the Participant's termination or until   expiration of the Option or SAR
period (if sooner) to the extent of the shares with respect to which the Option or SAR could have been exercised by the Participant on the date of termination. Termination of employment by the Company without cause in the case of Options or SARs which have been in effect for less than two (2) years, or, the voluntary termination of a Participant not specifically covered under paragraphs (b) or
(d) of this Section 6.03, shall result in allowing the Participant a period of thirty (30) days after the Participant's termination or until expiration of the Option or SAR period (if sooner) to the extent of the shares with respect to which the Option or SAR could have been exercised by the Participant on the date of termination. For purposes of this paragraph, "cause" shall be defined to mean a Participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Company;

     (d) "Retirement".  In the event of retirement from employment, a
         -------------
Participant may exercise Options or SARs for a period of ninety (90) days after the Participant's retirement or until expiration of the Option or SAR period (if sooner) to the extent of the shares with respect to which the Option or SAR could have been exercised by the Participant on the date of retirement. For purposes of this paragraph, "retirement" shall mean the voluntary or involuntary termination of employment by the Company of the Participant after his attainment of 55 years of age, and whose employment was not terminated for cause as defined in paragraph (c) above.

6.04 Terms.  The Committee may provide for the terms of the Participant's
     ------
eligibility to exercise Options or SARs in installments or under any such conditions and restrictions as it may determine. In the absence of such terms established in an Option or SAR Agreement by the Committee, the Option or SAR shall be exercisable in its entirety on the date of grant, subject to any applicable law or statute and as otherwise provided for in this Article VI, including the proviso that any participant who is required to report under
Section 16 of the Securities Exchange Act of 1934 may not exercise an Option or related SAR prior to the lapse of six months from the date of its grant.

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

ARTICLE VII

METHOD OF EXERCISE

7.01 Exercise.  An Option or SAR granted under this Plan shall be deemed to have
     ---------
been exercised on the Date of Exercise. Subject to the provisions of Articles VI and IX, an Option or SAR may be exercised in whole at any time or in part at any time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

7.02 Payment.  Unless otherwise provided by the Agreement, payment of the Option
     --------
price shall be made in cash, a cash equivalent acceptable to the Committee, or in Common Stock. All or part of the Option price may be paid by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the Date of Exercise) that is not less than such price or part thereof. A fractional share of Common Stock shall not be deliverable upon the exercise of an SAR or Option but a cash payment will be made in lieu thereof.

7.03 Shareholder Rights.  No Participant shall have any rights as a stockholder
     -------------------
with respect to shares subject to his Option or SAR until the Date of Exercise of such Option or SAR.

ARTICLE VIII

ADJUSTMENT UPON CHANGE IN COMMON STOCK

8.01   General.  The maximum number of shares as to which Options and SARs may
       --------
be granted under this Plan and the Replenishment Percentage of Section 4.03 shall be proportionately adjusted, and the terms of outstanding Options and SARs shall be adjusted, as the Committee shall determine to be equitably required in the event that the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares. Any determination made under this
Article VIII by the Committee shall be final and conclusive. This issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect and no adjustment by reason thereof shall be made with respect to, outstanding Options or SARs. The Committee may grant Options, and may grant SARs in substitution for stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Subsidiary in connection with a transaction described in the first paragraph of this Article
VIII. Notwithstanding any provision of the Plan (other than the limitation of Article IV), the terms of such substituted Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

8.02 Liquidation or Dissolution.  In case the Company shall, at any time while
     ---------------------------
any unexercised Option or SAR shall be in force and remain unexpired under this Plan, (1) sell all or substantially all its property and thereafter distribute in partial or total liquidation of the Company, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant may thereafter receive upon exercise of Options or SARs (in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. In the event that the Company shall, at any time prior to the expiration of any Option or SAR make any partial distribution of its assets (but not including dividends payable in capital stock of the Company), in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the exercise prices then in effect with respect to each outstanding Option or SAR shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

8.03   Change of Control.  The following acceleration and valuation provisions
       ------------------
shall apply in the event of a "Change of Control" or "Potential Change of Control," as defined in this Section 8.03:

     (a) In the event of a "Change of Control" as defined in paragraph (b)(1) of this Section 8.03, unless otherwise determined by the Committee or Board in writing at or after grant but prior to the occurrence of such Change of Control, or, if and to the extent so determined by the Committee or the Board at or after grant, in the event of a "Potential Change of Control," any Options or SARs awarded under the Plan not previously exercisable, shall be fully exercisable.

     (b)  Definitions.
          ------------

     (1) For the purposes of this Section 8.03, "Change of Control" means the occurrence of any one or more of the following events:

          (i) any Person (defined below) becomes the Beneficial Owner (defined below) of securities of the Company having 20% or more of the total votes that may be cast for the election of directors of the Company; or

          (ii) the stockholders of the Company approve the sale or other disposal of all or substantially all of the assets of the Company (including a plan of liquidation or dissolution) or the merger or consolidation of the Company with or into another corporation, in accordance with the requirements of the Certificate of Incorporation of the Company and applicable law; or

          (iii) as a result of or in connection with any tender offer, exchange offer, merger or other business combination, sale of assets or contested election of directors, or any combination of the foregoing, the individuals who are directors of the Company immediately prior to such event shall cease to constitute the majority of the Company's Board.

     (2) For purposes of this Section 8.03, a "Potential Change of Control" means the entering into an agreement by the Company, the consummation of which would result in a "Change of Control" of the Company as defined in paragraph (b)(1) of the Section 8.03.

     (3) A "Person" means any individual, firm corporation, partnership, trust or other entity. Two or more Persons who agree to act together for the purpose of acquiring, holding, voting, or disposing of securities of the Company shall be deemed a "Person". Excluded from the definition of "Person" are the Company and any Affiliates of the Company, whether individually or in any combination.

     (4) A Person is a "Beneficial Owner" of securities of the Company if such Person or any of such Person's Affiliates (defined below) or Associates (defined below) has or shares, directly or indirectly, through any contract, arrangement, understanding or otherwise, the power to vote or direct the voting of securities of the Company or the power to dispose or direct the disposition of securities of the Company. A Person shall be the "Beneficial Owner" of securities of the Company that such Person or any of such Person's Affiliates or Associates has the right to become the "Beneficial Owner" of (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options, or otherwise.

     (5) An "Affiliate" of a specified Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

     (6) An "Associate" of a specified Person is (i) any corporation or organization (other than the Company or any Subsidiary of the Company) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, or (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Company or any Subsidiary or Parent (defined below) of the Company.

     (7) A "Parent" of a specified Person is an Affiliate controlling such Person directly, or indirectly through one ormore intermediaries.

     (8) "Securities" of the Company for the purposes of this Section 8.03 shall mean, unless the context requires otherwise, equity securities of the Company or any Subsidiary or Parent or any securities or instruments entitling the holder thereof to acquire upon exercise, exchange or conversion thereof equity securities of the Company, entitles the holder, by trust, proxy or any other agreement, arrangement or understanding or otherwise, to vote in the election of directors of the Company.

ARTICLE IX

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance will all applicable federal and state laws and regulations (including without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Common Stock Shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE X

GENERAL PROVISIONS

10.01  Effect on Employment.  Neither the adoption of this Plan, its operation,
       ---------------------
nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or in any way effect any right and power of the Company or a Subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefor.

10.02  Unfunded Plan.  The Plan, insofar as it provides for grants, shall not be
       --------------
required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

10.03  Rules of Construction.  Headings are given to the articles and sections
       ----------------------
of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE XI

AMENDMENT

     The Board may amend or terminate this Plan from time to time, provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants or (iii) the amendment extends the duration of the Plan, as defined in Article XII. No amendment shall without a Participant's consent adversely affect any rights of such Participant under any Option or SAR outstanding at the time such amendment is made.

ARTICLE XII

DURATION OF PLAN

     No Option or SAR may be granted under this Plan more than 10 years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by the shareholders as provided for in Article XIII. Options and SARs granted before that date shall remain valid in accordance with their terms.

ARTICLE XIII

EFFECTIVE DATE OF PLAN

     Options and SARs may be granted under this Plan upon its adoption by the Board, provided that no Option or SAR will be effective unless this Plan is approved by shareholders holding a majority of the Company's outstanding voting stock voting either in person or by proxy at a duly held shareholders' meeting within twelve months of such adoption.